Exhibit 5.1

March 12, 2021

Chembio Diagnostics, Inc.
555 Wireless Blvd.
Hauppauge, New York 11788

Re:	Chembio Diagnostics, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Chembio Diagnostics, Inc., a Nevada corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-8, as filed with the United States Securities and Exchange Commission (the “Commission”) on March 12, 2021, and as further amended or supplemented from time to time to the date hereof (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement covers the sale of (i) 2,400,000 shares (the “Plan Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to the Company’s 2019 Omnibus Incentive Plan; and (ii) 233,589 shares (the “Agreement Shares” and, together with the Plan Shares, the “Shares”) of Common Stock under the Company’s Employment Agreement dated as of March 4, 2020 with Richard L. Eberly (the “Agreement”).

We have examined, and relied upon the accuracy of factual matters contained in, as applicable, executed original or counterparts of the following documents: (a) the Articles of Incorporation of the Company (formerly Trading Solutions.Com, Inc.) filed with the Nevada Secretary of State on May 14, 1999, as amended (the “Articles”); (b) the Amended and Restated Bylaws of the Company; (c) the resolutions adopted by the Company’s board of directors authorizing the issuance and sale of the Shares pursuant to the Plan and the Agreement, amongst other items (the “Directors’ Resolutions”); (d) the Registration Statement; and (e) the Plan and the Agreement. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinion hereinafter set forth.

Chembio Diagnostics, Inc.
March 12, 2021

The opinion expressed below is based on the assumption that: (a) the Registration Statement and any amendments or supplements thereto (including any post-effective amendments) have been filed by the Company with the Commission and will be effective at the time that any of the Shares are issued, and that persons acquiring the Shares will receive a prospectus containing all of the information required by Part I of the Registration Statement before acquiring such Shares; (b) the Shares will continue to be duly and validly authorized on the dates that the Shares are issued, and, upon the issuance of any of the Shares, the total number of shares of Common Stock of the Company issued and outstanding, after giving effect to such issuance of such Shares, will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Articles, as may be further amended; and (c) the Shares will issued and sold in compliance with the Securities Act and the securities or “Blue Sky” laws of various states.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that the Shares have been duly authorized and, when, as and if, issued and paid for as described in the Registration Statement, in accordance with the Directors’ Resolutions and the terms of the Plan or the Agreement, as applicable, such Shares will be validly issued, fully paid and nonassessable.

This opinion is limited to the present laws of the State of Nevada. We express no opinion as to the laws of any other jurisdiction, of the United States of America, or to any state “Blue Sky” laws and regulations, and no opinion regarding the statutes, administrative decisions, rules and regulations or requirements of any county, municipality or subdivision or other local authority of any jurisdiction.

We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in fact or any other matters that hereafter might occur or be brought to our attention.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus forming part of the Registration Statement and the Prospectus Supplement.  In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Ballard Spahr LLP